EXHIBIT 24.1

POWER OF ATTORNEY

The officers and directors whose signatures appear below hereby constitute Jeffrey L. Knight and Scott J. Evernham, either one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and to file one or more registration statements on Form S-8 and all amendments and post-effective amendments to such registration statements, making such changes in such registration statements as the registrant deems necessary and appropriate, and generally to do all things in their names in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

NAME AND SIGNATURE	TITLE	DATE

/s/ Robert G. Jones Robert G. Jones	President, Chief Executive Officer, and Director (Principal Executive Officer)	July 24, 2014

/s/ Christopher A. Wolking Christopher A. Wolking	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 24, 2014

/s/ Joan M. Kissel Joan M. Kissel	Senior Vice President and Corporate Controller (Principal Accounting Officer)	July 24, 2014

/s/ Alan W. Braun Alan W. Braun	Director	July 24, 2014

/s/ Larry E. Dunigan Larry E. Dunigan	Chairman of the Board of Directors	July 24, 2014

/s/ Niel C. Ellerbrook Niel C. Ellerbrook	Director	July 24, 2014

/s/ Andrew E. Goebel Andrew E. Goebel	Director	July 24, 2014

/s/ Jerome F. Henry, Jr. Jerome F. Henry, Jr.	Director	July 24, 2014

/s/ Phelps L. Lambert Phelps L. Lambert	Director	July 24, 2014

/s/ Arthur H. McElwee, Jr. Arthur H. McElwee, Jr.	Director	July 24, 2014

/s/ James T. Morris James T. Morris	Director	July 24, 2014

/s/ Randall T. Shepard Randall T. Shepard	Director	July 24, 2014

/s/ Rebecca S. Skillman Rebecca S. Skillman	Director	July 24, 2014

/s/ Kelly N. Stanley Kelly N. Stanley	Director	July 24, 2014

/s/ Linda E. White Linda E. White	Director	July 24, 2014